                              AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

                          Oppenheimer Enterprise Fund

This Amended and Restated  SERVICE PLAN AND  AGREEMENT  (the
"Plan")  is dated as of the 25th day of July,  2002,  by and
between   Oppenheimer   Enterprise  Fund  (the  "Fund")  and
OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan.  This  Plan is the  Fund's  written  service
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plan  for  its  Class  A  Shares  described  in  the  Fund's registration  statement  as of  the  date  this  Plan  takes effect,  contemplated by and to comply with Rule 2830 of the
Conduct  Rules of the  National  Association  of  Securities
Dealers,  Inc.,  pursuant  to which the Fund will  reimburse the  Distributor  for a  portion  of its costs  incurred  in connection  with the  personal  service and  maintenance  of shareholder  accounts  (the  "Accounts")  that hold  Class A
Shares (the  "Shares")  of the Fund.  The Fund may be deemed to be acting as  distributor  of  securities  of which it is the  issuer,  pursuant  to Rule 12b-1  under the  Investment
Company  Act of 1940  (the  "1940  Act"),  according  to the terms of this Plan.  The  Distributor  is  authorized  under the Plan to pay  "Recipients," as hereinafter  defined,  for rendering  services  and for the  maintenance  of  Accounts.
Such  Recipients  are  intended  to have  certain  rights as third-party beneficiaries under this Plan.

2.    Definitions.  As  used  in this  Plan,  the  following
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terms shall have the following meanings:

      (a)   "Recipient" shall mean any broker,  dealer, bank
or other  institution  which:  (i) has rendered  services in connection  with the  personal  service and  maintenance  of
Accounts;  (ii) shall furnish the  Distributor (on behalf of the Fund) with such  information  as the  Distributor  shall reasonably  request to answer  such  questions  as may arise concerning such service;  and (iii) has been selected by the
Distributor   to   receive    payments   under   the   Plan.
Notwithstanding  the  foregoing,  a  majority  of the Fund's
Board of  Trustees  (the  "Board")  who are not  "interested persons"  (as  defined  in the  1940  Act)  and who  have no direct or indirect  financial  interest in the  operation of this Plan or in any  agreements  relating  to this Plan (the
"Independent  Trustees") may remove any broker, dealer, bank
or  other   institution  as  a  Recipient,   whereupon  such
entity's  rights as a third-party  beneficiary  hereof shall terminate.

      (b)   "Qualified  Holdings"  shall  mean,  as  to  any
Recipient,  all Shares owned  beneficially  or of record by:
(i)  such  Recipient,   or  (ii)  such  brokerage  or  other
customers,  or investment  advisory or other clients of such
Recipient  and/or  accounts as to which such  Recipient is a fiduciary  or  custodian  or  co-fiduciary  or  co-custodian
(collectively,  the "Customers"),  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes  of this  Plan.  In the  event  that  two  entities would  otherwise  qualify  as  Recipients  as  to  the  same
Shares,  the Recipient  which is the dealer of record on the
Fund's  books  shall  be  deemed  the  Recipient  as to such
Shares for purposes of this Plan.

3.    Payments.
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      (a)  Under the Plan,  the Fund will make  payments  to
the Distributor,  within  forty-five (45) days of the end of each calendar  quarter,  in the amount of the lesser of: (i)
0.25% on an annual basis of the average  during the calendar quarter  of the  aggregate  net asset  value of the  Shares, computed as of the close of each  business  day, or (ii) the
Distributor's  actual  expenses  under  the  Plan  for  that quarter of the type  approved by the Board.  Notwithstanding the  foregoing,  the  Fund  will not  make  payments  to the
Distributor in excess of the amount the Distributor  pays to
Recipients.  The  Distributor  will use  such  fee  received from  the  Fund in its  entirety  to  reimburse  itself  for payments to Recipients  and for its other  expenditures  and costs  of  the  type  approved  by  the  Board  incurred  in connection  with the  personal  service and  maintenance  of
Accounts  including,   but  not  limited  to,  the  services
described in the following  paragraph.  The  Distributor may make Plan  payments to any  "affiliated  person" (as defined in the  1940  Act) of the  Distributor  if  such  affiliated person qualifies as a Recipient.

      The  services to be rendered  by the  Distributor  and
Recipients in connection  with the personal  service and the maintenance  of  Accounts  may  include,  but  shall  not be limited to, the following:  answering routine inquiries from the  Recipient's  customers  concerning the Fund,  providing such  customers  with  information  on their  investment  in
Shares,  assisting in the  establishment  and maintenance of accounts  or  sub-accounts  in the Fund,  making  the Fund's investment  plans and dividend  payment  options  available, and providing such other  information  and customer  liaison services and the  maintenance of Accounts as the Distributor or the  Fund  may  reasonably  request.  It may be  presumed that  a  Recipient  has  provided  services  qualifying  for compensation  under the Plan if it has Qualified Holdings of
Shares to  entitle  it to  payments  under the Plan.  In the event that either the  Distributor  or the Board should have
reason  to  believe  that,   notwithstanding  the  level  of
Qualified  Holdings,   a  Recipient  may  not  be  rendering
appropriate services,  then the Distributor,  at the request of the  Board,  shall  require  the  Recipient  to provide a written  report or other  information  to  verify  that said
Recipient   is  providing   appropriate   services  in  this
regard.  If the Distributor  still is not satisfied,  it may take appropriate  steps to terminate the Recipient's  status as such under the Plan,  whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

      Payments  received  by the  Distributor  from the Fund
under  the  Plan  will  not  be  used  to pay  any  interest expense,  carrying  charges  or other  financial  costs,  or allocation of overhead by the Distributor,  or for any other purpose  other  than  for  the  payments  described  in this
Section  3.  The  amount  payable  to the  Distributor  each quarter  will be reduced to the  extent  that  reimbursement payments otherwise  permissible under the Plan have not been authorized by the Board for that quarter.  Any  unreimbursed expenses  incurred  for any quarter by the  Distributor  may not be recovered in later periods.

(b)   The  Distributor  shall make payments to any Recipient
quarterly,  within  forty-five  (45) days of the end of each calendar  quarter,  at a rate  not  to  exceed  0.25%  on an annual basis of the average  during the calendar  quarter of the aggregate  net asset value of the Shares  computed as of the close of each business day, of Qualified  Holdings owned beneficially  or of  record  by  the  Recipient  or  by  its
Customers.  However,  no such payments  shall be made to any
Recipient  for any  such  quarter  in  which  its  Qualified
Holdings  do  not  equal  or  exceed,  at the  end  of  such quarter, the minimum amount ("Minimum Qualified  Holdings"), if any,  to be set from  time to time by a  majority  of the
Independent Trustees.

      Alternatively,   the  Distributor  may,  at  its  sole
option,  make the  following  service  fee  payments  to any
Recipient quarterly,  within forty-five (45) days of the end
of  each  calendar   quarter:   (A)  "Advance   Service  Fee
Payments"  at a rate  not to  exceed  0.25%  of the  average during  the  calendar  quarter  of the  aggregate  net asset value of Shares,  computed  as of the close of  business  on
the  day  such  Shares  are  sold,   constituting  Qualified
Holdings,  sold by the  Recipient  during  that  quarter and owned  beneficially  or of record by the Recipient or by its
Customers,  plus (B) service  fee  payments at a rate not to exceed  0.25% on an annual  basis of the average  during the calendar  quarter  of  the  aggregate  net  asset  value  of
Shares,  computed  as of the  close  of each  business  day, constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or by its Customers for a period of more than one (1) year.  At the  Distributor's  sole option,
Advance  Service  Fee  Payments  may be made more often than quarterly,  and sooner than the end of the calendar quarter.
In the event  Shares are  redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated to and  will  repay  the  Distributor  on  demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

      A  majority  of the  Independent  Trustees  may at any
time  or  from  time  to  time   increase  or  decrease  and
thereafter  adjust  the  rate  of  fees  to be  paid  to the
Distributor or to any Recipient,  but not to exceed the rate set forth above,  and/or  increase or decrease the number of
shares   constituting   Minimum  Qualified   Holdings.   The
Distributor  shall  notify  all  Recipients  of the  Minimum
Qualified  Holdings  and  the  rate  of  payments  hereunder applicable to  Recipients,  and shall provide each Recipient with  written  notice  within  thirty  (30)  days  after any change in these  provisions.  Inclusion  of such  provisions or  a  change  in  such  provisions  in  a  revised  current prospectus shall constitute sufficient notice.

      (c)   Under  the  Plan,   payments   may  be  made  to
Recipients:  (i) by OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits  derived from the advisory  fee it  receives  from the  Fund),  or (ii) by the
Distributor (a subsidiary of OFI), from its own resources.

4.    Selection  and  Nomination  of  Trustees.  While  this
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Plan  is  in  effect,   the  selection  or   replacement  of
Independent  Trustees and the nomination of those persons to be Trustees of the Fund who are not "interested  persons" of the  Fund  shall  be  committed  to  the  discretion  of the
Independent  Trustees.  Nothing  herein  shall  prevent  the
Independent  Trustees  from  soliciting  the  views  or  the involvement  of others in such  selection or  nomination  if the final  decision on any such  selection and nomination is
approved  by  a  majority  of  the   incumbent   Independent
Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer
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of the Fund  shall  provide  at least  quarterly  a  written report to the Fund's  Board for its  review,  detailing  the amount of all  payments  made  pursuant  to this  Plan,  the identity  of the  Recipient  of each such  payment,  and the purposes for which the payments were made.  The report shall state whether all  provisions of Section 3 of this Plan have been complied with. The Distributor  shall annually  certify to the Board the amount of its total expenses  incurred that year with  respect to the personal  service and  maintenance of Accounts in  conjunction  with the Board's  annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to this
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Plan shall be in writing and shall  provide  that:  (i) such agreement may be terminated at any time,  without payment of any  penalty,  by  vote  of a  majority  of the  Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined  in the 1940 Act) of the Fund's  outstanding  voting securities  of  the  Class,  on not  more  than  sixty  days written  notice to any other  party to the  agreement;  (ii)
such agreement  shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940 Act); (iii) it shall go into  effect  when  approved by a vote of the Board and its  Independent  Trustees  cast in  person at a meeting called  for the  purpose  of voting on such  agreement;  and
(iv)  it  shall,   unless  terminated  as  herein  provided,
continue  in  effect  from year to year only so long as such continuance  is  specifically  approved at least annually by the Board and its  Independent  Trustees cast in person at a
meeting   called   for  the   purpose   of  voting  on  such
continuance.

7.    Effectiveness,    Continuation,   Termination   and
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Amendment.  This  Plan  has been  approved  by a vote of the
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Independent  Trustees cast in person at a meeting  called on
April  11,  2002 for  Board I for the  purpose  of voting on this Plan.  Unless  terminated as hereinafter  provided,  it shall  continue  in  effect  until  renewed  by the Board in accordance  with the Rule and  thereafter  from year to year thereafter or as the Board may otherwise  determine  only so long as such  continuance is specifically  approved at least annually  by the Board  and its  Independent  Trustees  by a vote cast in person at a meeting  called for the  purpose of voting on such  continuance.  This Plan may be terminated at any time by vote of a majority of the  Independent  Trustees or by the vote of the  holders of a  "majority"  (as defined
in  the  1940  Act)  of  the   Fund's   outstanding   voting
securities  of Class A.  This  Plan  may not be  amended  to increase  materially  the  amount  of  payments  to be  made without approval of the Class A Shareholders,  in the manner
described  above,  and  all  material   amendments  must  be
approved  by a vote  of  the  Board  and of the  Independent
Trustees.

8.    Disclaimer of Shareholder and Trustee  Liability.  The
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Distributor  understands  that the  obligations  of the Fund under  this  Plan  are  not  binding  upon  any  Trustee  or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the provisions of the  Declaration of Trust of the Fund  disclaiming  shareholder and Trustee  liability for acts or obligations of the Fund.

                              Oppenheimer Enterprise Fund

                        By:   /s/ Robert G. Zack
                              ------------------------------
                              Robert G. Zack, Secretary

                              OppenheimerFunds  Distributor,
Inc.

                        By:   /s/ Katherine P. Feld
                              ------------------------------
                              Katherine P. Feld
                              Vice President & Secretary